SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         AMERICAN FILTRONA CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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
                         AMERICAN FILTRONA CORPORATION

                        3951 WESTERRE PARKWAY, SUITE 300
                            RICHMOND, VIRGINIA 23233

                                                                 March 10, 1995

                         ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

     We enclose our annual report for the fiscal year ended December 31, 1994. We hope you will read this report as it summarizes major developments during the year and contains much information on the products, markets, facilities, and future of our Corporation.

     We cordially invite you to attend the annual meeting of shareholders to be held on Tuesday, April 25, 1995, at 2:00 p.m. in the Second Floor Conference Room at NationsBank Center, 12th and Main Streets, Richmond, Virginia.

     A formal notice of the meeting, together with a proxy statement and a proxy form, is enclosed with this letter. Please read the notice and proxy statement carefully.

     The notice points out that you will be asked to elect a Board of Directors, approve the designation of independent accountants, and approve the 1995 Stock Incentive Plan. The list of proposed Directors is contained in the proxy statement. In addition to the formal agenda, we expect to report on our activities and to answer any questions you might have.

     We would appreciate your voting, signing, dating and promptly returning the enclosed proxy in the enclosed postage-paid envelope. By doing so, you will be sure that your shares will be represented and voted at the meeting. If, as we hope, you attend the meeting, you may revoke your proxy and vote in person.

                                          Sincerely,

                                          (signature)

                                          ANNE B. GIBBS
                                          Secretary

                         AMERICAN FILTRONA CORPORATION

                               RICHMOND, VIRGINIA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of Common Stock of American Filtrona Corporation will be held in the Second Floor Conference Room at NationsBank Center, 12th and Main Streets, Richmond, Virginia on April 25, 1995, at 2:00 p.m., for the following purposes:

     1. To elect a Board of Directors to serve for the ensuing year;

     2. To consider and act upon the designation by the Board of Directors of Coopers & Lybrand L.L.P. as independent accountants for the fiscal year ending December 31, 1995;

     3. To consider and act upon a proposed 1995 Stock Incentive Plan as described in the proxy statement and as set forth in Exhibit A hereto; and

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed March 3, 1995, at the close of business, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or at any adjournment thereof.

     You are requested to fill in, sign, date and return the enclosed proxy promptly, whether or not you expect to attend the meeting. A self-addressed, stamped envelope is enclosed for your convenience.

     If you are present at the meeting, you may vote in person even if you have already sent in your proxy.

                                          By Order of the Board of Directors,


                                          ANNE B. GIBBS
                                          Secretary

March 10, 1995

AMERICAN FILTRONA CORPORATION
3951 WESTERRE PARKWAY, SUITE 300
RICHMOND, VIRGINIA 23233

                                                                  March 10, 1995

                                PROXY STATEMENT

     Proxies in the form enclosed are solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on April 25, 1995. Any person giving a proxy may revoke it at any time before it is voted. A proxy, when executed and not so revoked, will be voted, and if it contains any specific instructions, will be voted in accordance with such instructions.

     On March 3, 1995, the date for determining shareholders entitled to vote at the meeting, there were 3,737,942 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote.

     The cost of the solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited, personally or by telephone, by regular employees of the Corporation.

                             ELECTION OF DIRECTORS

     Proxies will be voted for the election of the persons named below as Directors for the ensuing year unless otherwise instructed. If for any reason any of the persons named below should become unavailable to be elected as a Director, then the proxies will be voted for such substitute nominee as the Board of Directors may designate. The Corporation has no reason to believe that any of the nominees will be unavailable. All of the nominees currently are members of the Board. The number of shares of the Corporation's Common Stock owned by each of the nominees is shown in the next section.

     The election of each nominee for Director requires the affirmative vote of the holders of a plurality of the shares of the Corporation's Common Stock cast in the election of Directors. Votes that are withheld and shares held in street name that are not voted in the election of Directors will not be included in determining the number of votes cast. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as Directors.


                                                              POSITION WITH CORPORATION,
                                                                 PRINCIPAL OCCUPATION
                                                                  FOR LAST 5 YEARS,
                                                               DIRECTORSHIPS IN PUBLIC              DIRECTOR
             NAME                               AGE                  CORPORATIONS                    SINCE
JOHN D. BARLOW, JR.                             60    Vice President -- Finance of the                  1982
(photo)                                               Corporation.



RUDOLPH H. BUNZL (a)                            72    Former Chairman of the Board of the               1954
(photo)                                               Corporation (1987-1994), and prior thereto
                                                      Chairman and Chief Executive Officer.


MANUEL DEESE                                    53    Executive Vice President, Major Accounts          1986
(photo)                                               Business Unit, of Trigon Blue Cross Blue
                                                      Shield, health care insurer, Richmond,
                                                      Virginia (since October, 1990), having
                                                      previously served as Senior Vice President
                                                      of that corporation. Director of Central
                                                      Fidelity Bank, Richmond, Virginia.

                                                           POSITION WITH CORPORATION,
                                                              PRINCIPAL OCCUPATION
                                                               FOR LAST 5 YEARS,
                                                            DIRECTORSHIPS IN PUBLIC              DIRECTOR
             NAME                            AGE                  CORPORATIONS                    SINCE
LEO C. DROZESKI, JR.                            55    President (since January 1, 1995) and             1993
(photo)                                               Chief Operating Officer of the Corporation
                                                      (since January 27, 1993), having
                                                      previously served as Executive Vice
                                                      President and Chief Operating Officer
                                                      (since January 27, 1993), Executive Vice
                                                      President (since 1992), and prior thereto
                                                      Vice President  -- Plastic Products.


BENNETT L. KIGHT                                54    Partner, Sutherland, Asbill & Brennan, law        1990
(photo)                                               firm, Atlanta, Georgia.


JOHN L. MORGAN (a)                              60    Chairman (since January 1, 1995) and Chief        1973
(photo)                                               Executive Officer of the Corporation,
                                                      having previously served as President and
                                                      Chief Executive Officer. Director of
                                                      NationsBank of Virginia, N.A., Norfolk,
                                                      Virginia.

                                                           POSITION WITH CORPORATION,
                                                              PRINCIPAL OCCUPATION
                                                               FOR LAST 5 YEARS,
                                                            DIRECTORSHIPS IN PUBLIC              DIRECTOR
             NAME                            AGE                  CORPORATIONS                    SINCE
STANLEY F. PAULEY (a)                           67    Chairman and Chief Executive Officer of           1976
(photo)                                               Carpenter Company, manufacturer of comfort
                                                      cushioning products, Richmond, Virginia.


GILBERT M. ROSENTHAL (a)                        69    Retired (since October 1993); formerly            1984
(photo)                                               Chairman and Chief Executive Officer of
                                                      Standard Drug Company, retail drug chain,
                                                      Richmond, Virginia. Director of Jefferson
                                                      Bankshares Corporation, Charlottesville,
                                                      Virginia.


WALLACE STETTINIUS (a)                          62    Retired (since February 8, 1995); formerly        1978
(photo)                                               Chairman of Cadmus Communications
                                                      Corporation, printer, Richmond, Virginia
                                                      (since October 1, 1992), having previously
                                                      served as Chairman and Chief Executive
                                                      Officer of that corporation. Director of
                                                      Cadmus Communications Corporation and
                                                      Chesapeake Corporation, Richmond,
                                                      Virginia.

                                                           POSITION WITH CORPORATION,
                                                              PRINCIPAL OCCUPATION
                                                               FOR LAST 5 YEARS,
                                                            DIRECTORSHIPS IN PUBLIC              DIRECTOR
             NAME                            AGE                  CORPORATIONS                    SINCE
BERNARD C. WAMPLER                              63    Chairman (since December 1993) and Chief          1990
(photo)                                               Executive Officer of Pulaski Furniture
                                                      Corporation, manufacturer of furniture,
                                                      Pulaski, Virginia, having previously
                                                      served as President and Chief Executive
                                                      Officer of that corporation. Director of
                                                      Pulaski Furniture Corporation and
                                                      NationsBank of Virginia, N.A., Norfolk,
                                                      Virginia.


HARRY H. WARNER                                 59    Financial Consultant. Director of                 1988
(photo)                                               Chesapeake Corporation, Richmond,
                                                      Virginia; and Pulaski Furniture
                                                      Corporation, Pulaski, Virginia.

(a) Member of Executive Committee

     Seven meetings of the Corporation's Board of Directors and five meetings of its Executive Committee were held during 1994. The Corporation also has standing Audit, Executive Compensation and Nominating Committees of the Board of Directors. Three meetings of the Audit Committee, two meetings of the Executive Compensation Committee and three meetings of the Nominating Committee were held during 1994. Each of the nominees who was a Director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and committees of the Board on which he served during 1994.

     During 1994, in addition to its formal meetings, the Audit Committee maintained informal contact with the auditors and management throughout the year. Messrs. Kight, Rosenthal, Stettinius and Wampler served on the Audit Committee during 1994. The Audit Committee reviews the Corporation's internal audit and financial reporting functions and the scope and results of the audit performed by the Corporation's independent accountants and matters relating thereto and reports thereon to the Board of Directors.

     Messrs. Bunzl, Deese, Pauley and Warner served on the Executive Compensation Committee during 1994. The Executive Compensation Committee determines compensation of the Corporation's key executives and administers all stock option and executive compensation plans of the Corporation.

     Messrs. Pauley, Rosenthal and Wampler served on the Nominating Committee during 1994. The Nominating Committee reviews the qualifications of, and recommends candidates for, election as Directors.

     The by-laws provide that a shareholder of the Corporation entitled to vote for the election of Directors may nominate persons for election to the Board by mailing written notice to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 60 days prior to such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Such shareholder's notice shall include (i) the name and address of the shareholder and of each person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (iii) a description of all understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors and (v) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                STOCK OWNERSHIP

     By reason of the positions of Rudolph H. Bunzl, Bennett L. Kight and Wallace Stettinius with the Corporation, their beneficial ownership of Common Stock, and the family and trust relationships described below, Rudolph H. Bunzl, Frances B. Bunzl (Rudolph H. Bunzl's sister-in-law), Bennett L. Kight, Wallace Stettinius and the various trusts and other entities described below may be deemed to be "parents" of the Corporation as defined by the rules and regulations of the Securities and Exchange Commission. Pursuant to the rules and regulations of the Securities Exchange Act of 1934 (the "34 Act"), Messrs. Bunzl, Kight and Stettinius and Mrs. Frances B. Bunzl also may be deemed to be members of a "group" (as that term is used in Section 13(d)(3) of the 34 Act) with respect to all securities of the Corporation owned by each of them. Each of the foregoing persons expressly disavows the existence of any such group by virtue of the relationships described below and, to the extent any such groups may be deemed to exist, expressly disclaims membership in any such group and beneficial ownership of all shares deemed to be beneficially owned as a result thereof. The following table lists any person (including any "group" as that term is used in Section 13(d)(3) of the 34 Act) who, to the knowledge of the Corporation, was the beneficial owner, as of January 31, 1995, of more than five percent of the outstanding shares of the Corporation's Common Stock. The number of shares shown for each of the foregoing persons under column (3) below exclude shares which may be deemed to be beneficially owned under the rules and regulations of the 34 Act as a result of a group being deemed to exist.

                                 (2) NAME AND                    (3) AMOUNT AND
    (1) TITLE                     ADDRESS OF                        NATURE OF          (4) PERCENT
        OF                        BENEFICIAL                       BENEFICIAL              OF
      STOCK                         OWNERS                         OWNERSHIPS             CLASS
Common Stock        Rudolph H. Bunzl                             334,594 shares (a)         9.0
                    5540 Falmouth Street, Suite 305
                    Richmond, Virginia 23230

                    Frances B. Bunzl                             996,164 shares (b)        26.7
                    3649 Peachtree Rd., Apt. 105
                    Atlanta, Georgia 30319

                    Bennett L. Kight                           1,589,704 shares (c)        42.5
                    c/o Sutherland, Asbill & Brennan
                    999 Peachtree Street, N.E.
                    Atlanta, Georgia 30309

                    Wallace Stettinius                           515,540 shares (d)        13.8
                    P. O. Box 27367
                    Richmond, Virginia 23261

                    Quest Advisory Co.                           269,400 shares (e)         7.2
                    Quest Advisory Corp.
                    1414 Avenue of the Americas
                    New York, New York 10019

                    David L. Babson & Company, Inc.              311,800 shares (f)         8.3
                    One Memorial Drive
                    Cambridge, Massachusetts 02142

     (a) Includes 254,189 shares held in a revocable trust of which Rudolph H. Bunzl is the sole trustee, sole beneficiary and has sole voting and investment power, and 80,405 shares as to which Rudolph H. Bunzl has shared voting and investment power. Of the shares in the latter category, 80,000 are held in certain trusts for the benefit of Rudolph H. Bunzl's wife and others, of which Rudolph H. Bunzl's wife and Bennett L. Kight are trust committee members and the remainder are held by Rudolph H. Bunzl's wife. Rudolph H. Bunzl disclaims beneficial ownership of 80,405 of such shares.

     (b) Frances B. Bunzl (the sister-in-law of Rudolph H. Bunzl) and Bennett L. Kight are co-executors of the estate of Walter H. Bunzl. Frances B. Bunzl and Bennett L. Kight share voting and investment power with respect to 429,298 of such shares which are owned by the estate. In addition, Frances B. Bunzl has shared voting and investment power with respect to 530,066 of such shares which are held in certain trusts for the benefit of the children of Walter H. Bunzl, of which Frances B. Bunzl and Bennett L. Kight are co-trustees. Frances B. Bunzl and Bennett L. Kight also share voting and investment power with respect to 36,800 shares owned by a charitable foundation of which each is a director. Frances B. Bunzl disclaims beneficial ownership of all shares held in such trusts and the charitable foundation.

     (c) Bennett L. Kight and Frances B. Bunzl are co-executors of the estate of Walter H. Bunzl. Bennett L. Kight and Frances B. Bunzl share voting and investment power with respect to 429,298 of such shares which are owned by the estate. Bennett L. Kight disclaims beneficial ownership of all of such estate shares. In addition, Bennett L. Kight has shared voting and investment power with respect to 530,066 such shares, which are held in certain trusts for the benefit of the children of Walter H.

Bunzl, of which Frances B. Bunzl and Bennett L. Kight are co-trustees. Bennett
L. Kight also shares voting and investment power with respect to 80,000 shares held in certain trusts for the benefit of Rudolph H. Bunzl's wife and others of which Bennett L. Kight and Rudolph H. Bunzl's wife are trust committee members. Bennett L. Kight disclaims beneficial ownership of all shares held in all such trusts. Bennett L. Kight and Frances B. Bunzl also share voting and investment power with respect to 36,800 shares owned by a charitable foundation of which each is a director. Bennett L. Kight disclaims beneficial ownership of all shares held in such charitable foundation. Bennett L. Kight also shares voting and investment power with respect to 513,540 shares held in certain trusts for the benefit of the children of Rudolph H. Bunzl, of which Bennett L. Kight and Wallace Stettinius are co-trustees. Bennett L. Kight disclaims beneficial ownership of all shares held in such trusts.

     (d) Includes 2,000 shares as to which Wallace Stettinius has sole voting and investment power and 513,540 shares as to which Wallace Stettinius has shared voting and investment power. All of the shares in the latter category are held in certain trusts for the benefit of the children of Rudolph H. Bunzl of which Wallace Stettinius and Bennett L. Kight are co-trustees. Wallace Stettinius disclaims beneficial ownership of all shares held in such trusts.

     (e) The information contained herein with respect to Quest Advisory Corp. and Quest Advisory Co., a general partnership, is based solely on a Schedule 13G filed by such entities with the Securities and Exchange Commission, a copy of which was received by the Corporation on February 27, 1995. Such filing further stated that the acquisition of such shares was in the ordinary course of business and not in connection with or as a participant in any transaction having the purpose or effect of changing or influencing the control of the Corporation.

     (f) The information contained herein with respect to David L. Babson & Company, Inc. is based solely on a Schedule 13G filed by such entity with the Securities and Exchange Commission, a copy of which was received by the Corporation on February 15, 1995. Such filing further stated that the acquisition of such shares was in the ordinary course of business and not in connection with or as a participant in any transaction having the purpose or effect of changing or influencing the control of the Corporation.

     The Board of Directors knows of no other person (including any "group") who is the beneficial owner of more than five percent of the Corporation's Common Stock.

     The following table provides information, as of January 31, 1995, as to the shares of Common Stock owned by each Director, the Chief Executive Officer and the four other most highly compensated officers of the Corporation and by all Directors and officers of the Corporation as a group:


                                    AMOUNT AND
                                      NATURE
       NAME OF PERSON OR          OF BENEFICIAL        PERCENT OF
      NUMBER OF PERSONS           OWNERSHIP (A)         CLASS IF
          IN GROUP                     (B)            MORE THAN 1%

John D. Barlow, Jr.                 32,842 shares(c)
Rudolph H. Bunzl                   334,594 shares           9.0
Manuel Deese                           400 shares
Leo C. Drozeski, Jr.                35,687 shares(c)
Bennett L. Kight                 1,589,704 shares          42.5
John L. Morgan                      88,273 shares(c)        2.4
Stanley F. Pauley                    1,100 shares
Gilbert M. Rosenthal                 1,000 shares
Wallace Stettinius                 515,540 shares          13.8
Bernard C. Wampler                     500 shares
Harry H. Warner                      1,000 shares
Randall L. Hagan                    30,088 shares(c)
Anthony M. Vincent                  15,296 shares(c)
All Officers and Directors
  as a Group (16)                2,060,276 shares(d)       55.1


     (a) Includes 1,590,309 shares held by spouses, children and in certain trust relationships, which may be deemed to be beneficially owned by the nominees under the rules and regulations of the Securities and Exchange Commission, but as to which the nominees and officers disclaim beneficial ownership.

     (b) Except in situations described in Note (a) above where beneficial ownership is disclaimed, and except as set forth in the preceding table and the notes thereto, the beneficial owner of each share shown in the table has sole voting and investment power.

     (c) Includes 12,400, 15,400, 35,600, 14,400 and 8,000 shares that may be acquired by Messrs. Barlow, Drozeski, Morgan, Hagan and Vincent, respectively, on or before March 31, 1995, under the Corporation's stock option plans.

     (d) Includes the shares described in Note (c) above and 7,250 shares that may be acquired by other officers on or before March 31, 1995, under the Corporation's stock option plans.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table lists all compensation paid by the Corporation to the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation for services rendered in fiscal years 1994, 1993 and 1992.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                        ANNUAL COMPENSATION    AWARDS     PAYOUTS ($)/1/
                                                                              OPTIONS/                     ALL OTHER
                  NAME AND                               SALARY     BONUS       SARS                      COMPENSATION
             PRINCIPAL POSITION                 YEAR      ($)        ($)        (#)                           ($)
John L. Morgan                                   1994    250,000    110,000         0             0          10,500/2/
  Chief Executive Officer                        1993    235,000     95,000    12,000        53,000          15,786
  and Chairman                                   1992    227,000     73,000         0             0          12,996
Leo C. Drozeski, Jr.                             1994    154,000     80,000         0             0          10,500/3/
  Chief Operating Officer                        1993    140,000     65,000     8,000        26,500          13,059
  and President                                  1992    131,000     48,000         0             0          10,780
Randall L. Hagan                                 1994    118,000     40,000         0             0          12,000/4/
  Vice President -- Bonded                       1993    113,300     35,000     2,500        26,500          11,864
  Fiber Products                                 1992    108,500     35,000         0             0          13,755
John D. Barlow, Jr.                              1994    141,000     19,000         0             0          10,500/5/
  Vice President -- Finance                      1993    136,000     17,000     2,000        26,500          10,430
                                                 1992    131,500     13,000         0             0           8,910
Anthony M. Vincent                               1994    107,500     18,000         0             0           6,987/6/
  Vice President7                                1993    103,000     25,000     2,000        26,500           4,920
                                                 1992     99,000     20,000         0             0           3,720

/1/ The amounts in this column represent the value of shares of Common Stock received at the completion of the 1991-1993 Performance Cycle of the Corporation's Performance Plan based on a per-share price of $26.50.

/2/ Includes contributions to the 401(k) Savings and Profit Sharing Plan ($9,375, $14,017 and $11,279) and ESOP ($1,125, $1,769 and $1,717) for 1994,
1993 and 1992, respectively.

/3/ Includes contributions to the 401(k) Savings and Profit Sharing Plan ($9,375, $11,649 and $9,422) and ESOP ($1,125, $1,410 and $1,358) for 1994, 1993
and 1992, respectively.

/4/ Includes contributions to the 401(k) Savings and Profit Sharing Plan ($10,875, $10,752 and $12,609) and ESOP ($1,125, $1,112 and $1,146) for 1994,
1993 and 1992, respectively.

/5/ Includes contributions to the 401(k) Savings and Profit Sharing Plan ($9,375, $9,313 and $7,796) and ESOP ($1,125, $1,117 and $1,114) for 1994, 1993
and 1992, respectively.

/6/ Includes contributions to the 401(k) Savings and Profit Sharing Plan ($5,862, $3,997 and $2,790) and ESOP ($1,125, $923 and $930) for 1994, 1993 and
1992, respectively.

/7/ In addition to compensation shown above, Anthony M. Vincent received payments of $134,375 under separate agreements for continuing to serve as president of Dollinger Corporation ("Dollinger") from the announcement of the Corporation's intention to sell Dollinger through the actual closing date of the sale, and for his efforts related to the sale process. Other key Dollinger employees received aggregate payments of $180,333 for continuing their employment through the closing date of the sale.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The Corporation granted no options or Stock Appreciation Rights ("SARs") during fiscal year 1994.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL-YEAR END OPTION/SAR VALUES

     The following table provides information on option/SAR exercises by the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation and the value of each officer's unexercised options.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

                                 SHARES                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                ACQUIRED                             OPTIONS/SARS AT            IN-THE-MONEY OPTIONS
                                   ON             VALUE            FISCAL YEAR-END (#)         AT FISCAL YEAR-END ($)/1/
           NAME               EXERCISE (#)     REALIZED ($)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
John L. Morgan                         0               0              31,200/16,800                 173,550/29,700
Leo C. Drozeski, Jr.                   0               0              14,200/ 8,200                  67,613/10,800
Randall L. Hagan                       0               0              13,200/ 3,800                  68,513/10,800
John D. Barlow, Jr.                  500           4,500              11,400/ 3,000                  53,213/ 7,200
Anthony M. Vincent                 5,300          60,300               6,800/ 3,400                   4,000/10,800

/1/ Value of unexercised options based on the December 31, 1994, closing price of $27.00 per share.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     The following table provides information on all grants made pursuant to the 1988 Performance Shares Plan during 1994 by the Corporation to the Chief Executive Officer and the other most highly compensated executive officers of the Corporation.

                            LONG-TERM INCENTIVE PLAN
                           AWARDS IN LAST FISCAL YEAR

                                                                ESTIMATED FUTURE
                                        PERFORMANCE         PAYOUTS UNDER NON-STOCK
                                          PERIOD               PRICE-BASED PLANS
                           NUMBER          UNTIL        THRESHOLD     TARGET     MAXIMUM
        NAME             OF SHARES      MATURATION          #           #           #
John L. Morgan              4,000/1/      3 years         4,000        4,000      4,000
                            4,000/2/      3 years         4,000        4,000      4,000
                            4,000/3/      3 years         4,000        4,000      4,000
                            4,000/4/      3 years         4,000        4,000      4,000

Leo C. Drozeski, Jr.        3,000/1/      3 years         3,000        3,000      3,000
                            3,000/2/      3 years         3,000        3,000      3,000
                            3,000/3/      3 years         3,000        3,000      3,000
                            3,000/4/      3 years         3,000        3,000      3,000

Randall L. Hagan            1,500/1/      3 years         1,500        1,500      1,500
                            1,500/2/      3 years         1,500        1,500      1,500
                            1,500/3/      3 years         1,500        1,500      1,500
                            1,500/4/      3 years         1,500        1,500      1,500

John D. Barlow, Jr.         1,000/1/      3 years         1,000        1,000      1,000
                            1,000/2/      3 years         1,000        1,000      1,000
                            1,000/3/      3 years         1,000        1,000      1,000
                            1,000/4/      3 years         1,000        1,000      1,000

/1/ Shares of Common Stock to be awarded upon continued employment with the Corporation throughout the Performance Period.

/2/ Shares of Common Stock to be awarded upon achievement of certain corporate earnings per share goals by the end of the Performance Period.

/3/ Shares of Common Stock to be awarded upon achievement of an established return on shareholders' equity by the end of the Performance Period.

/4/ Shares of Common Stock to be awarded at the end of the Performance Period based on individual performance at discretion of the Executive Compensation Committee.

RETIREMENT BENEFITS

     The following table illustrates annual retirement benefits payable under the Retirement Plan and the supplemental benefit plan, as amended in 1993 (the "Supplemental Plan"), to participants based on Final Average Earnings and years of credited service, assuming normal retirement at age 65.

                               PENSION PLAN TABLE

                  ANNUAL RETIREMENT BENEFITS PAYABLE FOR CREDITED SERVICE OF FINAL AVERAGE
EARNINGS           5 YEARS      10 YEARS     15 YEARS       20 OR MORE YEARS

$100,000           $ 6,250      $12,500      $18,750            $ 25,000
 150,000             9,375       18,750       28,125              37,500
 200,000            12,500       25,000       37,500              50,000
 250,000            15,625       31,250       46,875              62,500
 300,000            18,750       37,500       56,250              75,000
 350,000            21,875       43,750       65,625              87,500
 400,000            25,000       50,000       75,000             100,000
 450,000            28,125       56,250       84,375             112,500


     Under the Retirement Plan, "Final Average Earnings" is the highest annual average compensation during any five consecutive calendar years within the ten-year period prior to the date the participant's benefits are determined. Annual retirement benefits at age 65 for all participants equal 25% of Final Average Earnings. The benefits under the Retirement Plan may be reduced depending upon the number of years of service with the Corporation or one of its subsidiaries or divisions.

     To the extent that benefits determined under the Retirement Plan's benefit formula are reduced because of compensation limitations imposed by the Internal Revenue Code, they will be paid under the Supplemental Plan.

     Benefit amounts are stated as payments in the form of a life annuity with a guarantee of 120 monthly payments and are in addition to Social Security benefits. Other actuarially equivalent forms of benefit may be selected.

     At December 31, 1994, Messrs. Morgan, Drozeski, Hagan, Barlow and Vincent had 25, 22, 16, 14 and 15 years of credited service for purposes of calculating retirement benefits, respectively, and $345,000, $219,000, $153,000, $158,400 and $150,000 Rates of Earnings, respectively.

     The Supplemental Plan provides certain key management personnel with additional supplemental retirement benefits. The Executive Compensation Committee selects participants and determines the amount payable to each participant under the Supplemental Plan. Benefits are paid at retirement and may be payable at death or disability. A participant's benefit may be reduced depending on the number of years of service with the Corporation or any of its subsidiaries. Benefit amounts under the Supplemental Plan are stated as annual payments in the form of a life annuity with a guarantee of 120 monthly payments. Benefits are paid in the form of benefit selected by the participant under the Retirement Plan. At December 31, 1994, Messrs. Morgan and Barlow were entitled to annual benefits under the Supplemental Plan of $12,000 and $5,000, respectively, at normal retirement age.

REMUNERATION OF DIRECTORS

     During the year ended December 31, 1994, each of the Directors except Messrs. Barlow, Drozeski and Morgan was paid $750 for attendance at each Board meeting, $500 for attendance at each meeting of a Committee of the Board of which he was a member and $6,000 per year as a retainer. Such Directors' fees may, at the Director's election, be deferred until retirement. Interest will accrue thereon semi-annually at an interest rate equal to the 26-week U.S. Treasury Bill rate in effect on January 1 and July 1 of each year. Each chairman of a Committee of the Board received $2,000 per year as an additional retainer. Rudolph H. Bunzl, a Director, retired from active employment with the Corporation on July 31, 1987. The Corporation had an agreement with Mr. Bunzl under which he received compensation of $2,000 per month in 1994 and Director's fees. In exchange for such payments, Mr. Bunzl served as Chairman of the Board of Directors, a member of its Executive and Executive Compensation Committees and rendered consulting services to the Corporation on request. That agreement ended on December 31, 1994.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     One member of the Executive Compensation Committee, Mr. Bunzl, was the Chairman of the Board of the Corporation until December 31, 1994 and was formerly the Chief Executive Officer of the Corporation.

                   REPORT OF EXECUTIVE COMPENSATION COMMITTEE

     The Corporation's executive compensation program, as administered by the Executive Compensation Committee (the "Committee"), encompasses several components: base salary, cash bonus and long-term, stock-based incentive awards.

     The Committee determines base salaries based on a review of salaries paid to executives of companies of comparable size and type and on the inflation rate. The Committee attempts to set base salaries slightly below the middle of the range of salaries paid by such companies. The companies considered do not include all of the companies reflected in the Performance Graph on page 17. The Committee also takes into account level of responsibility, time in position and past performance in setting base salary.

     The Committee approved a base salary for Mr. Morgan for 1994 that reflected an increase of 6.4% above his 1993 base salary in response to inflation and to bring his salary more in line with the Committee's general sense of competitive salaries. In determining the cash bonuses for the Corporation's executives, the Committee reviews the Corporation's financial results as well as each individual's contribution to the Corporation's performance, especially his level of responsibility and leadership efforts. The procedure is essentially discretionary and subjective.

     When establishing Mr. Morgan's cash bonus, the Committee considers his total cash compensation (base salary and bonus) on a year to year basis. In determining Mr. Morgan's 1994 cash bonus, the Committee also reviewed the Corporation's performance for the year, as well as Mr. Morgan's individual efforts in enhancing that performance, his consistently strong performance as Chief Executive Officer and his leadership in the disposition of the industrial filtration business of the Corporation. Mr. Morgan's cash bonus of $110,000 was 16% above his 1993 cash bonus and approximately in line with the Corporation's increased income from continuing operations.

     The Corporation makes stock-based incentive awards pursuant to the 1988 Stock Option Plan (the "Option Plan") and the 1988 Performance Shares Plan (the "Performance Plan") to its executives who have contributed, and are expected to contribute, to the long-term financial performance of the Corporation. The Option Plan provides for the grant of incentive stock options to purchase shares of Common Stock at no less than the fair market value of the Common Stock on the date of grant and non-qualified stock options to purchase shares of Common Stock at no less than 85% of the fair market value of the Common Stock on the date of grant. To date, all option grants under the Option Plan have been incentive stock options. The Committee did not make any grants under the Option Plan in 1994.

     Similarly, the Performance Plan provides that an executive may receive one share of Common Stock for each Performance Share that vests after a pre-determined performance cycle (i) upon continued employment with the Corporation, (ii) upon satisfaction of certain pre-established performance goals, including achievement of corporate earnings per share and return on equity goals, and (iii) at the discretion of the Committee, based on individual performance. Achievement of these goals inures to the benefit of the shareholders, as well as the executives. On January 26, 1994, the executives listed on page 13 were awarded 38,000 Performance Shares. Mr. Morgan received 16,000 of such Shares because of his critical long-term role in the Corporation's development.

     Because none of the Corporation's executive officers receives annual compensation in excess of $1 million, the Corporation has not taken any position with respect to the cap on tax deductibility of compensation in excess of that amount established under the Omnibus Budget Reconciliation Act of 1993.

                                          Executive Compensation Committee

                                                 Rudolph H. Bunzl
                                                 Manuel Deese
                                                 Stanley F. Pauley
                                                 Harry H. Warner (Chairman)

                               PERFORMANCE GRAPH

                              (INSERT GRAPH HERE)


                                   1990     1991     1992     1993     1994

 AFC                    100.00    71.19    96.45    114.64   115.82   125.69
 S&P 500 INDEX          100.00    96.90   126.45    136.19   149.81   151.80
 NASDAQ NON-FINANCIAL   100.00    88.03   141.72    154.90   177.59   170.28
  STOCKS

                              PROPOSAL TO APPROVE
                  THE CORPORATION'S 1995 STOCK INCENTIVE PLAN

GENERAL

     It is proposed that the shareholders approve the American Filtrona Corporation 1995 Stock Incentive Plan (the "1995 Plan"). The 1995 Plan, which is set forth as Exhibit A to this Proxy Statement, was adopted subject to shareholder approval by the Board of Directors on January 25, 1995.

     The Corporation recognizes the importance of providing long-term incentives to key employees and the key employees of its subsidiaries. For that reason, the Corporation currently maintains the Option Plan and the Performance Plan. The Option Plan and the Performance Plan were approved by shareholders on April 26, 1988.

     No additional awards may be made under the Option Plan or the Performance Plan after April 25, 1995. The 1995 Plan continues the material features of the Option Plan and the Performance Plan within a single plan. The 1995 Plan will offer selected key employees the opportunity to increase their ownership of Common Stock through the award of stock options, the award of Performance Shares or both.

     The principal features of the 1995 Plan are summarized below. This summary is not a complete description of the 1995 Plan and is subject in all respects to the text of the 1995 Plan as set forth in Exhibit A hereto, which the shareholders are urged to read carefully.

     If the 1995 Plan is approved by the shareholders, no further options will be granted under the Option Plan and no additional awards will be made under the Performance Plan.

OPERATION

     The 1995 Plan provides that the Committee may from time to time grant options to purchase shares of the Corporation's Common Stock and award Performance Shares to any employee of the Corporation or any subsidiary (as defined) who, in the Committee's judgment, has contributed to its profits or growth. No member of the Committee may participate in the 1995 Plan. A maximum of 300,000 shares of Common Stock may be issued under the 1995 Plan. No more than 60,000 of such 300,000 shares of Common Stock may be issued pursuant to the award of Performance Shares under the 1995 Plan. The maximum number of shares that may be issued under the 1995 Plan is subject to adjustment in the event of stock dividends, stock splits and the like.

OPTIONS

     Two types of options -- incentive stock options ("ISOs") and nonqualified stock options -- may be granted under the 1995 Plan. The two types of options differ primarily in the tax consequences relating to exercise and disposition of shares acquired thereupon. See "Federal Income Tax Consequences" below.

     A stock option entitles the optionee to purchase shares of Common Stock from the Corporation at the option price. The option price will be fixed by the Committee, but will not be less than the fair market value of the stock at the time the option is granted in the case of an ISO nor less than 85% of the shares' date-of-grant fair market value in the case of an option that is not an ISO. The closing price of the Common Stock on March 2, 1995, was $28.00 per share. The option price may be paid in cash or, with the consent of the Committee, with shares of Common Stock or a combination of stock and cash. Optionees may, with the Committee's consent, pay all or part of the option price in installments upon such terms and conditions and at such interest rate (not less than the rate necessary to prevent imputed interest or original issue discount under the Internal Revenue Code) as the Committee may prescribe.

     The Committee will be responsible for selecting optionees and determining the amounts, times and forms of such requirements as the Committee may establish consistent with the 1995 Plan. Grants must be made before January 24, 2005, and all options will expire no later than ten years from the date of grant. No cash consideration will be received by the Corporation for grants of options. Options will not be transferable except by will or the laws of descent and distribution.

     The Committee has not determined any requirements or conditions for option grants under the 1995 Plan. However, no option that is an ISO may first become exercisable in any calendar year for shares of Common Stock with a date-of-grant fair market value that exceeds $100,000. In addition, no participant may be granted options in any calendar year covering more than 30,000 shares of Common Stock.

PERFORMANCE SHARES

     Performance Shares also may be awarded under the 1995 Plan. A Performance Share entitles a participant to receive one share of Common Stock upon the satisfaction of the requirements of the 1995 Plan and his Performance Shares award agreement.

     Only officers of the Corporation will be eligible to receive Performance Share awards under the 1995 Plan. The Committee will determine who will receive an award of Performance Shares. The Committee has made no determination regarding the individuals who will receive Performance Share awards under the 1995 Plan but expects to limit initial participation to executive officers, including Messrs. Morgan, Drozeski, Hagan and Barlow.

     In addition to selecting those who will receive awards of Performance Shares, the Committee will determine the number of Performance Shares that will be awarded. An award of Performance Shares under the 1995 Plan will be evidenced by an agreement between the Corporation and the participant. The agreement will specify the conditions, determined by the Committee consistent with the terms of the 1995 Plan, that must be satisfied before the Performance Shares are vested or nonforfeitable. The Committee currently expects the measuring period for the various conditions to be three years. The conditions are expected to include, for some portions of the award, stated objectives over the measuring period based on the Corporation's earnings per share and return on equity. To the extent that a participant's interest in the Performance Shares does not vest, the Performance Shares will be forfeited and no Common Stock will be issuable with respect thereto. Performance Shares that are forfeited will be available for future awards under the 1995 Plan. No participant may be granted more than 20,000 Performance Shares in a calendar year.

AMENDMENTS

     The Board of Directors, without further action of the shareholders, may amend the 1995 Plan as it deems proper or in the Corporation's best interest; provided, however that approval of the shareholders is required if the amendment
(i) increases the aggregate number of shares that may be issued pursuant to the 1995 Plan, (ii) materially increases the benefits accruing to participants under the 1995 Plan, or (iii) materially changes the class of employees eligible to become participants. However, no amendment may adversely affect any award that is outstanding at the time of the amendment unless the participant consents to the change.

FEDERAL INCOME TAX CONSEQUENCES

     The Corporation has been advised that, for federal income tax purposes, no taxable income will be realized by any optionee when an option is granted under the 1995 Plan. If an option is exercised, the federal income tax consequences will depend upon whether the option is an ISO or a nonqualified option.

     No taxable income will be realized by an optionee who exercises an ISO unless and until he disposes of shares received upon exercise of the ISO. However, the difference between the shares' fair market value on the date of exercise and the option price is an adjustment to income that may result in alternative minimum tax liability. If the optionee does not dispose of the shares within two years from the date the ISO was granted and one year after the shares were transferred to him (the "ISO holding period"), he will be taxed when he does dispose of the shares at capital gains rates on the amount realized on a sale or exchange less the option price. If he disposes of the shares before the ISO holding period expires, he generally will be taxed at ordinary income rates on the excess of the fair market value of the stock on the date of exercise over the option price. Any additional gain will be characterized as long- or short-term capital gain, depending on the length of the period the shares were held. If an optionee sells or exchanges the shares for less than the fair market value on the date of exercise, the amount recognized as ordinary income will be limited to the amount realized on such sale or exchange less the option price.

     The Corporation will not be entitled to any deduction with respect to the grant or exercise of an ISO unless the optionee disposes of his shares before the ISO holding period expires. In that event, the employer corporation (the Corporation or a subsidiary) generally will be entitled to deduct an amount equal to the amount of ordinary income recognizable by the optionee.

     Upon the exercise of a nonqualified stock option, an optionee generally will recognize as ordinary income the excess of the fair market value of the shares on the date of exercise over the option price. If the optionee is subject to the requirements of Section 16 of the '34 Act, however, his tax consequences will be determined as of the earlier of (i) the date of exercise or (ii) the date that is six months after the grant of the nonqualified stock option based on the shares' value on that date. Such an optionee may elect, however, to have his tax consequences determined as of the date of exercise. The employer corporation (the Corporation or a subsidiary) generally will be entitled to a deduction in the year the optionee recognizes income in an amount equal to the income realized by the optionee. The amount taxable to an optionee as income will be added to the option price to determine his tax basis for computing gain or loss on a subsequent sale or exchange of the shares. Any such gain or loss will be long-or short-term capital gain, depending on the length of the period the shares are held.

     The award of Performance Shares is not a taxable event for federal income tax purposes. When Common Stock is issued under a Performance Share award, the participant will recognize, as ordinary income, the fair market value of the Common Stock. The employer corporation (the Corporation or an affiliate of the Corporation) generally will be entitled to a federal income tax deduction on account of the issuance of Common Stock. The amount of the deduction will equal the amount of ordinary income recognizable by the participant. The employer corporation (the Corporation or an affiliate of the Corporation) may claim the federal income tax deduction for its taxable year which includes the taxable year of the participant in which the ordinary income is recognized.

ANTICIPATED AWARDS

     Neither the number of individuals who will be selected to participate in the 1995 Plan nor the type or size of awards that will be approved by the Committee can be determined. The Corporation is also unable to determine the number of individuals who would have participated in the 1995 Plan or the type or size of awards that would have been made under the 1995 Plan had it been in effect in 1994. The Corporation granted no options or SARs pursuant to the Option Plan in 1994. Performance Shares granted in 1994 to the Chief Executive Officer and the other most highly compensated executive officers of the Corporation under the Performance Plan are reported in the table entitled "Long-Term Incentive Plan Awards in Last Fiscal Year"on page 13. In 1995, the Committee approved the following grants of Performance Shares (with a three year performance cycle) under the Performance Plan (which was approved by shareholders in 1988): Mr. Morgan, 5,000 shares; Mr. Drozeski, 3,000 shares; Mr. Hagan, 1,000 shares; and Mr. Barlow, 1,000 shares. In addition, in 1995, the Committee approved the following grants of stock options and SARs under the Option Plan (which was approved by shareholders in 1988): Mr. Morgan, 15,000 shares; Mr. Drozeski, 12,000 shares; Mr. Hagan, 2,500 shares; Mr. Barlow, 2,500 shares; Mr. Vincent, 2,000 shares; and all non-executive officer employees, 39,750 shares. The exercise price for all such options is $26.8125.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote on this proposal is required for its approval. Abstentions will have the same effect as a negative vote for purposes of approving the 1995 Plan. Shares held in street name that are not voted on the proposal to approve the 1995 Plan will not be included in determining the number of shares entitled to vote on this proposal.

     THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 1995 PLAN. IT IS INTENDED THAT PROXIES WILL BE VOTED FOR APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN IN THE PROXY.

                      APPROVAL OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has designated Coopers & Lybrand L.L.P., independent accountants, as auditors of the financial statements for the fiscal year ending December 31, 1995, subject to shareholder approval. Coopers & Lybrand L.L.P. previously served as auditors of the Corporation and reported on its financial statements as of December 31, 1994, and for the year then ended.

     Although shareholder approval of this action is not required under applicable law, the Board believes it is in the best interests of the shareholders to afford them a vote on this matter. Should this designation not be so approved, the Board intends to reconsider its action in light of this result. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE DESIGNATION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS TO AUDIT AND REPORT UPON THE FINANCIAL STATEMENTS OF THE CORPORATION FOR THE YEAR 1995. IT IS INTENDED THAT PROXIES WILL BE VOTED FOR APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN IN THE PROXY.

                             SHAREHOLDER PROPOSALS

     Under the rules and regulations of the Securities and Exchange Commission, any proposal that a shareholder intends to present at the next annual meeting must be received by the Corporation at its principal office in Richmond, Virginia on or before November 9, 1995, if the shareholder desires it to be considered for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting.

     The Corporation's by-laws provide that in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must give timely notice in writing to the Secretary of the Corporation not later than 60 days prior to the meeting. As to each matter, the notice should contain (i) a brief description of the matter and the reasons for addressing it at the annual meeting, (ii) the name and record address of (and class and number of shares beneficially owned by) the shareholder proposing such business, and (iii) any material interest of the shareholder in such business.

                                 OTHER MATTERS

     The Corporation is not aware of any matters to be presented for action at the meeting other than the election of Directors, approval of independent accountants, and approval of the 1995 Plan. However, if any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote in accordance with their best judgment.

     A copy of the Corporation's 1994 Annual Report on Form 10-K as required to be filed with the Securities and Exchange Commission will be provided on written request without charge to any shareholder whose proxy is being solicited by the Board of Directors. The written request should be directed to the Secretary of the Corporation, P. O. Box 31640, Richmond, Virginia 23294.

                                     By Order of the Board of Directors,


                                     ANNE B. GIBBS
                                     Secretary

                                                                     EXHIBIT A
                         AMERICAN FILTRONA CORPORATION

                           1995 STOCK INCENTIVE PLAN

                                   ARTICLE I

                                  DEFINITIONS

     1.01. AFFILIATE means any Subsidiary or "parent corporation" (within the meaning of Section 424 of the Code) of the Company.

     1.02. AGREEMENT means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option or Performance Shares granted to such Participant.

     1.03. BOARD means the Board of Directors of the Company.

     1.04. CODE means the Internal Revenue Code of 1986, and any amendments thereto.

     1.05. COMMITTEE means the Executive Compensation Committee of the Board. No member of the Committee shall be eligible to participate in the Plan.

     1.06. COMMON STOCK means the common stock of the Company.

     1.07. COMPANY means American Filtrona Corporation.

     1.08. FAIR MARKET VALUE means, on any given date, the closing price of a share of Common Stock as reported by such source as the Committee may select. If there is no closing price reported for the Common Stock on such day, then Fair Market Value means the closing price on the most recent preceding day on which a closing price is reported by such source as the Committee may select.

     1.09. OPTION means a stock option which entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

     1.10. PARTICIPANT means an employee of the Company or of a Subsidiary, including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Committee to receive an Option or Performance Shares.

     1.11. PERFORMANCE SHARE means an award which, in accordance with and subject to the terms of an Agreement, will entitle the Participant, or his estate or beneficiary in the event of the Participant's death, to receive one share of Common Stock.

     1.12. PLAN means the American Filtrona Corporation 1995 Stock Incentive
Plan.

     1.13. SUBSIDIARY means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations in the chain (other than the last corporation) owns stock possessing at least 50 percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   ARTICLE II

                                    PURPOSES

     This Plan is intended to assist the Company in recruiting and retaining key employees with ability and initiative by enabling employees who contribute significantly to the Company to participate in its future success and to associate their interests with those of the Company. It is further intended that Options granted under this Plan (unless otherwise designated by their terms) shall constitute "incentive stock options" within the meaning of Section 422 of the Code. No Option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                  ARTICLE III

                                 ADMINISTRATION

     This Plan shall be administered by the Committee. The Committee shall have authority to grant Options and Performance Shares upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) upon the exercisability of all or any part of an Option or on the transferability or forfeitability of Performance Shares including, by way of example and not limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate, that the Company achieve a specified earnings per share objective, or that the Company realize a stated return on equity. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option or Performance Share award. All expenses of administering this Plan shall be borne by the Company.

                                   ARTICLE IV

                                  ELIGIBILITY

     4.01. GENERAL. Any employee of the Company or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of this Plan) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company or an Affiliate may be granted one or more Options. Any officer of the Company or any Affiliate (including any corporation that becomes an Affiliate after the adoption of this Plan) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company or an Affiliate may receive one or more awards of Performance Shares, either in addition to or in lieu of the grant of one or more Options. Directors of the Company who are employees and are not members of the Committee are eligible to participate in this Plan.

     4.02. GRANTS. The Committee will designate employees to whom Options and Performance Shares are to be granted and will specify the number of shares of Common Stock subject to each grant; provided, however, that no Participant may be granted Options in any calendar year covering more than 30,000 shares of Common Stock and no Participant may be awarded more than 20,000 Performance Shares in any calendar year. All Options and Performance Shares granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt. No Participant may be granted incentive stock options (under all incentive stock option plans of the Company and Affiliates) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

                                   ARTICLE V

                             STOCK SUBJECT TO PLAN

     Upon the exercise of any Option and the settlement of a Performance Share award, the Company may deliver to the Participant shares of Common Stock from its authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options and the settlement of Performance Share awards under this Plan is 300,000, subject to adjustment as provided in Article X. The maximum aggregate number of shares of Common Stock that may be issued in settlement of Performance Share awards under this Plan is 60,000, subject to adjustment as provided in Article X. The Committee shall maintain records showing the cumulative totals of Common Stock subject to Options and Performance Share awards outstanding under this Plan and shares of Common Stock issued upon the exercise of Options and settlement of Performance Share awards under this Plan. If an Option or Performance Share award is terminated, in whole or in part, for any reason other than its exercise or the issuance of Common Stock, the number of shares of Common Stock allocated to the Option or Performance Share award or portion thereof may be reallocated to other Options and Performance Share awards to be granted under this Plan.

                                   ARTICLE VI

                                  OPTION PRICE

     The price per share for Common Stock purchased by the exercise of any Option granted under this Plan shall be determined by the Committee on the date the Option is granted but shall not be less than eighty-five percent of its Fair Market Value on the date of grant in the case of an Option that is not an incentive stock option nor less than its Fair Market Value on the date of grant in the case of an Option that is an incentive stock option.

                                  ARTICLE VII

                              EXERCISE OF OPTIONS

     7.01. MAXIMUM OPTION PERIOD. No Option shall be exercisable after the expiration of ten years from the date the Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

     7.02. NONTRANSFERABILITY. Any Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution and, during the lifetime of the Participant to whom the Option is granted, may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

     7.03. EMPLOYEE STATUS. For purposes of determining the applicability of
Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

                                  ARTICLE VIII

                               METHOD OF EXERCISE

     8.01. WHEN EXERCISED. Subject to the provisions of Articles VII and XI, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan with respect to remaining shares subject to the Option.

     8.02. PAYMENT. Unless otherwise provided by the Agreement or permitted by the Committee, payment of the Option price shall be made in cash or such cash equivalent as shall be acceptable to the Committee. If the Agreement provides or the Committee permits, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent paid and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised. If the Agreement provides or the Committee permits, payment of all or part of the Option price may be made in installments upon such terms and conditions as the Committee shall prescribe. Any Participant who makes payments in installments shall pay interest on the unpaid balance of the purchase price at a rate, to be determined by the Committee, not less than the minimum rate necessary to prevent imputed interest or original issue discount under the Code.

     8.03. SHAREHOLDER RIGHTS. No Participant shall, as a result of receiving any Option, have any rights as a shareholder until the date he exercises such Option.

                                   ARTICLE IX

                            PERFORMANCE SHARE AWARDS

     9.01. AWARD. In accordance with the provisions of Article IV, the Committee will designate individuals to whom an award of Performance Shares is to be made and will specify the number of Performance Shares covered by the award.

     9.02. VESTING. The Committee, on the date of the award, may prescribe that the Participant's rights to receive Common Stock pursuant to a Performance Share award shall be forfeitable or otherwise terminated for a period of time set forth in the Agreement or upon the failure to satisfy such other conditions as the Committee may prescribe consistent with the Plan. By way of example and not limitation, the restrictions may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term or if the Company does not attain stated earnings per share or return on equity objectives.

     9.03. SHAREHOLDER RIGHTS. No Participant shall, as a result of receiving any Performance Share award, have any rights as a shareholder until that Common Stock is issuable under the terms of the Agreement. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Performance Share awards or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution. The limitations set forth in the preceding sentences shall not apply after Common Stock is issued pursuant to an award of Performance Shares.

     9.04. EMPLOYEE STATUS. In the event that the terms of any Performance Share award provide that shares may be issued thereunder only after completion of a specified period of employment, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

                                   ARTICLE X

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The maximum number of shares as to which Options and Performance Share awards may be granted under this Plan, the terms of outstanding Options and Performance Share awards, and the per individual limitations on the number of shares for which Options and Performance Share awards may be granted, shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article X by the Committee shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options and Performance Share awards may be granted, the per individual limitations on the number of shares for which Options and Performance Share awards may be granted or the terms of outstanding Options or Performance Shares.

                                   ARTICLE XI

             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on the opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised or a Performance Share award is settled may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares will be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                                  ARTICLE XII

                               GENERAL PROVISIONS

     12.01. EFFECT ON EMPLOYMENT. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

     12.02. UNFUNDED PLAN. This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or any encumbrance on, any property of the Company.

     12.03. RULES OF CONSTRUCTION. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or any provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                  ARTICLE XIII

                                   AMENDMENT

     The Board may amend from time to time or terminate this Plan; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment materially increases the aggregate number of shares that may be issued under the Plan, (ii) the amendment changes the class of employees eligible to become Participants, or (iii) the amendment materially increases the benefits that may be provided under the Plan. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option or Performance Share award outstanding at the time such amendment is made.

                                  ARTICLE XIV

                                DURATION OF PLAN

     No Option or Performance Share award may be granted under this Plan after January 24, 2005. Options and Performance Shares granted before that date shall remain valid in accordance with their terms.

                                   ARTICLE XV

                             EFFECTIVE DATE OF PLAN

     Options and Performance Shares may be granted under this Plan upon its adoption by the Board, provided that no Option or Performance Share award will be effective unless this Plan is approved by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting within twelve months of such adoption.



**********************************APPENDIX*************************************


                                          PROXY

                              AMERICAN FILTRONA CORPORATION
                     ANNUAL MEETING OF SHAREHOLDERS--APRIL 25, 1995


        The undersigned hereby appoints John L. Morgan and John D. Barlow, Jr., or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in American Filtrona Corporation at the Annual Meeting to be held on April 25, 1995, and at any and all adjournments thereof, as specified below:

1.      ELECTION OF DIRECTORS

        John D. Barlow, Jr.; Rudolph H. Bunzl; Manuel Deese; Leo C. Drozeski, Jr.; Bennett L. Kight; John L. Morgan; Stanley F. Pauley; Gilbert M. Rosenthal; Wallace Stettinius; Bernard C. Wampler; and Harry H. Warner.

        ( ) FOR all nominees listed above (except as indicated to the contrary below) listed above

        ( ) WITHHOLD AUTHORITY to vote for all nominees

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)




2. PROPOSAL TO APPROVE THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS OF THE CORPORATION.

       ( ) FOR  ( ) AGAINST ( ) ABSTAIN




3.     PROPOSAL TO APPROVE THE 1995 STOCK INCENTIVE PLAN.

       ( ) FOR  ( ) AGAINST ( ) ABSTAIN


                   [Please sign and date on reverse side]




                    Dated:__________________________, 1995


                    --------------------------------------

                    --------------------------------------

                    Please sign name exactly as it appears on stock certificate. Only one of several joint owners need sign. Fiduciaries should give full title.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.